EXHIBIT 99.2
AMENDMENT TO VARIOUS STOCK OPTION AGREEMENTS
     This Amendment To Various Stock Option Agreements (“June 2009 Amendment”) is made as of June 5, 2009 relates to the Stock Option Agreement dated April 24, 2007, the Stock Option Agreement dated April 24, 2007, the Stock Purchase Agreement dated February 12, 2008, the Stock Option Agreement dated February 12, 2008, the Stock Purchase Agreement dated October 8, 2008, and the Stock Option Agreement dated October 8, 2008 (each, a “Stock Option Agreement”), entered into by and among some or all of the Optionees or Buyers as defined therein (hereinafter, the “Optionees”) identified on Schedule A hereto and Rudolf and Doris Gunnerman as Stockholders, as defined therein.
     For mutual good and valuable consideration and the mutual covenants, conditions and agreements herein contained, and other good and valuable consideration and intending to be legally bound, the parties hereto hereby agree as follows:
     1. The Stockholders hereby extend the Optionees’ right, obligation and/or right to cancel such obligation to purchase common stock from the Stockholders pursuant to each Stock Option Agreement, including the Second Closing date as defined in the Stock Purchase Agreement dated October 8, 2008, until the later of (i) June 5, 2010, or (ii) such later date pursuant to such Stock Option Agreement.
     2. The Purchase Price of the Option Shares (each as defined in the Stock Option Agreement dated October 8, 2008) is hereby reduced to $0.75 per share until June 15, 2009, provided each Optionee identified on Schedule B exercises the right to purchase the number of Option Shares set forth on Schedule B for such Optionee (the “$0.75 Option Shares”). Provided all Optionees exercise the option to purchase the Option Shares with respect to all the $0.75 Option Shares prior to June 30, 2009, then the Purchase Price of the amount of additional Option Shares set forth on Schedule C shall be reduced to $1.00 (“Additional Option Shares”). The Purchase Price of the remaining Option Shares not changed pursuant to this June 2009 Agreement, shall be as set forth in the Stock Option Agreement dated October 8, 2008.
     3. Capitalized terms employed herein shall have the meanings given to them in the Stock Option Agreements.
     4. Except as modified herein, all of the terms of the Stock Option Agreements remain in full force and effect.
     5. All of the venue, jurisdiction, notice and miscellaneous provisions of the Stock Option Agreements apply to this Amendment.
     6. This June 2009 Amendment shall be effective immediately.

     In Witness Whereof, the undersigned have executed this Amendment To Various Stock Option Agreements as of the first date above written
STOCKHOLDERS

/s/ Rudolf Gunnerman RUDOLF GUNNERMAN	/s/ Doris Gunnerman DORIS GUNNERMAN
OPTIONEE
_____________________

SCHEDULE A TO AMENDMENT TO
VARIOUS STOCK OPTION AGREEMENTS
OPTIONEES
ELLIS CAPITAL LLC
20 East Sunrise Highway
Valley Stream, NY 11581
Fax: (516) 887-8990
ABRAHAM WOLFSON, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
SOUTH FERRY #2, LP, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
MORRIS WOLFSON, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
AARON WOLFSON, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
ELI LERISTON, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
IROQUOIS MASTER FUND LTD.
641 Lexington Avenue
New York, NY 10022
Fax: (212) 207-3452
SCOT COHEN
641 Lexington Avenue
New York, NY 10022
Fax: (212) 207-3452
SCOTT JASON COHEN FOUNDATION INC.
641 Lexington Avenue
New York, NY 10022
Fax: (212) 207-3452
MERAV ABBE IRREVOCABLE TRUST
641 Lexington Avenue
New York, NY 10022
Fax: (212) 207-3452

EDWARD G. ROSENBLOM
38 Jackson Drive
Cresskill, NJ 07626
Fax: (201) 569-1950
DEVIDAS BUDRANI
50 Avenue Road
London, England
United Kingdom, NW8
Fax: 011-44-207-483-4138
JOSHUA SILVERMAN
3 Pinecrest Avenue
Scarsdale, NY 10583
PHIL MIRABELLI
360 East 55th Street, Apt. 8-K
New York, NY 10022
Fax: (212) 207-3452
Iroquois Capital Opportunity Fund LP
641 Lexington Ave., 26th Floor,
New York NY 10022
(212) 207-3452
Attn: Joshua Silverman
Ellis International LP
20 East Sunrise HWY, Suite 302
Valley Stream NY, 11581
(516) 887-8990
Colman Abbe
641 Lexington Ave., 26th Floor,
New York NY 10022
(212) 207-3452
Attn: Richard Abbe
Abbe Berman Foundation Trust
641 Lexington Ave., 26th Floor,
New York NY 10022
(212) 207-3452
Attn: Richard Abbe
Nancy Abbe Trust
641 Lexington Ave., 26th Floor,
New York NY 10022
(212) 207-3452
Attn: Richard Abbe
Richard K. Abbe Custodian for Samantha Abbe
641 Lexington Ave., 26th Floor,
New York NY 10022
(212) 207-3452
Attn: Richard Abbe

Richard K. Abbe Custodian for Talia Abbe
641 Lexington Ave., 26th Floor,
New York NY 10022
(212) 207-3452,
Attn: Richard Abbe
Richard K. Abbe Custodian for Bennett Abbe
641 Lexington Ave., 26th Floor,
New York NY 10022
(212) 207-3452
Attn: Richard Abbe
American Capital Management LLC
641 Lexington Ave., 26th Floor,
New York NY 10022
(212) 207-3452
Attn: Philip Mirabelli
Romano Ltd.
140, Birmensdorferstrasse
Zurich, Switzerland, 8003
Attn: Moses Kraus
Rainmaker Associates Inc.
37 W 26th St. Suite 407
New York, NY 10010
(212) 689-7518
Attn: Jonathan Manela
Ari Goldman
20-26 Industrial Ave
Fairfield NJ, 07022
(201) 943- 5468
Martin Goldman
20-26 Industrial Ave
Fairfield NJ, 07022
(201) 943- 5469
Empire Group, Ltd.
do Primeway SA
7 rue du Rh’One
1204 Geneva Switzerland
011 41 22 307 37 24
Attention Sanjay Kumar
Mayflower Oak LLC
One State Street Plaza 29th floor
New York NY 10004
Attn: Morris Wolfson

SCHEDULE B TO AMENDMENT TO
VARIOUS STOCK OPTION AGREEMENTS

$0.75
Option
Optionee	Shares
Iroquois Master Fund Ltd.	207,254
Iroquois Capital Opportunity Fund LP	207,251
Scot Cohen	193,437
Merav Abbe Irrevocable Trust	27,634
Philip Mirabelli	13,817
Abbe Berman Foundation Trust	11,054
American Capital Management, LLC	55,268
Colman Abbe	6,908
Joshua Silverman	55,268
Nancy Abbe Trust	13,817
Richard K. Abbe Custodian for Samantha Abbe	5,527
Richard K. Abbe Custodian for Talia Abbe	5,527
Richard K. Abbe Custodian for Bennett Abbe	5,527
Ellis International LP	221,071
Romano Ltd.	55,268
Rainmaker Associates, Inc.	27,634
Ari Goldman	27,634
Martin Goldman	27,634
Mayflower Oak, LLC	138,169
Devidas Budrani	0
Empire Group, Ltd	27,634

Total	1,333,333

SCHEDULE C TO AMENDMENT TO
VARIOUS STOCK OPTION AGREEMENTS

Additional
Option
Optionee	Shares
Iroquois Master Fund Ltd.	542,746
Iroquois Capital Opportunity Fund LP	542,749
Scot Cohen	506,563
Merav Abbe Irrevocable Trust	72,366
Philip Mirabelli	36,183
Abbe Berman Foundation Trust	28,946
American Capital Management, LLC	144,732
Colman Abbe	18,092
Joshua Silverman	144,732
Nancy Abbe Trust	36,183
Richard K. Abbe Custodian for Samantha Abbe	14,473
Richard K. Abbe Custodian for Talia Abbe	14,473
Richard K. Abbe Custodian for Bennett Abbe	14,473
Ellis International LP	578,929
Romano Ltd.	144,732
Rainmaker Associates, Inc.	72,366
Ari Goldman	72,366
Martin Goldman	72,366
Mayflower Oak, LLC	361,831
Devidas Budrani	8,333
Empire Group, Ltd	72,366

Total	3,500,000